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                                                                ATTORNEYS AT LAW
                                                                      Suite 2800
                                                           1100 Peachtree Street
                                                    Atlanta, Georgia  30309-4530
                                                         Telephone: 404.815.6500
                                                         Facsimile: 404.815.6555

August 11, 1997


JW Charles Financial Services, Inc.
980 North Federal Highway
Suite 210
Boca Raton, Florida  33432

Gentlemen:

     We have acted as counsel to JW Charles Financial Services, Inc., a Florida corporation ("the Company"), in connection with the offer by the Company to exchange (the "Exchange Offer") shares of its common stock, par value $.001 per share ("JWCFS Shares"), for all (but not less than 51%) of the outstanding shares of common stock, par value $.01 per share ("AGRO Shares"), of The Americas Growth Fund, Inc. ("AGRO"). This letter will confirm that we have advised the Company with respect to certain United States federal income tax consequences of the Exchange Offer, as described in the discussion set forth under the caption "THE EXCHANGE OFFER--Material Federal Income Tax Consequences" in the Prospectus included in the Registration Statement on Form S-4, Commission File No. 333-28809 (the "Registration Statement"), Amendment No. 2 to which is filed on this date with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). Unless otherwise defined, capitalized terms used herein shall have the respective meanings ascribed to them in the Registration Statement.

          We have based our opinions set forth in this letter on the provisions of the Internal Revenue Code of 1986, as presently amended (the "Code"), existing Treasury regulations thereunder (the "Regulations"), published rulings and practices of the Internal Revenue Service (the "Service"), and court decisions. It should be noted that the federal income tax consequences discussed in this letter might be modified by legislative, judicial or administrative action at any time, and such action might be applied retroactively or otherwise in a manner that might alter such tax consequences.
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JW Charles Financial Services, Inc.
August 11, 1997
Page 2


     Based on the assumptions and subject to the qualifications and limitations set forth therein, (i) we adopt the discussion set forth under the caption "THE EXCHANGE OFFER--Material Federal Income Tax Consequences" in the Registration Statement as our opinion with respect to the material United States federal income tax consequences of the Exchange Offer and the Consolidation Merger, and
(ii) in our opinion such discussion accurately describes the material United States federal income tax consequences of the acquisition, ownership and disposition of JWCFS Shares in such transactions. Such discussion is limited to the material United States federal income tax consequences, and it does not purport to discuss all possible federal income tax consequences, or any state, local or foreign tax consequences, of the acquisition, ownership and disposition of JWCFS Shares in such transactions.

     Except as stated above, we express no opinion with respect to any other matter. We are furnishing this opinion to you solely in connection with the Exchange Offer, and this opinion is not to be relied upon, circulated, quoted, or otherwise referred to for any other purpose.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the use of our name in the Registration Statement and to the reference to us and this opinion letter in the Registration Statement.
By giving such consent, we do not thereby admit that we are "experts" with respect to this letter, as that term is used in the Act, or the rules and regulations of the SEC thereunder.

                                       Very truly yours,

                                       KILPATRICK STOCKTON LLP


                                       By: /s/ Lynn E. Fowler
                                          -----------------------------------
                                          Lynn E. Fowler, A Partner